UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

 (Date of earliest event reported):

July 5, 2013                    (July 1, 2013)

COVER-ALL TECHNOLOGIES INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-13124	13-2698053
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Lane Road, Fairfield, New Jersey 07004

                                                 (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code

                (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

First Amendment to Employment Agreement with Manish D. Shah.

On June 10, 2013, Cover-All Technologies Inc., a Delaware corporation (the “Company”), announced that Manish D. Shah, the Company’s President, would assume the position of Chief Executive Officer of the Company, effective as of July 1, 2013, and in consideration of his new duties as Chief Executive Officer, Mr. Shah’s annual base salary would increase by $25,000.

On July [•], 2013, the Company and Mr. Shah entered into an amendment (the “Amendment”) to his Employment Agreement, dated March 7, 2012, to reflect these changes in Mr. Shah’s title and base salary, effective July 1, 2013.  The preceding description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

10.1

First Amendment to Employment Agreement, dated as of July 1, 2013, by and between the Company and Manish D. Shah.

[signatures on following page]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

Date: July 5, 2013	By:	/s/ Ann Massey
Ann Massey, Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
Exhibit 10.1	Amendment to Employment Agreement, dated July 1, 2013, by and between the Company and Manish D. Shah.